CERTIFICATION PURSUANT TO SECTION 906
                                       OF
                             THE SARBANES OXLEY ACT



The undersigned hereby certifies, to the best of his knowledge, that:

     1. The Form N-CSR of BARON ASSET FUND (the "Issuer") and its separate series for the period ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.



By: /s/ Ronald Baron                              Date:    December 5, 2003
    -------------------------------------
        Ronald Baron
        Chairman and Chief Executive Officer

                      CERTIFICATION PURSUANT TO SECTION 906
                                       OF
                             THE SARBANES OXLEY ACT



The undersigned hereby certifies, to the best of his knowledge, that:

     1. The Form N-CSR of BARON ASSET FUND (the "Issuer") and its separate series for the period ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.


By:  /s/ Peggy Wong                                  Date:    December 5, 2003
     --------------------------------------
     Peggy Wong
     Treasurer and Chief Financial Officer



A signed original of this written statement has been provided to Baron Asset Fund and will be retained by Baron Asset Fund and furnished to the Securities and Exchange Commission or its staff upon request.